SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported) June 15, 2007

Commission File Number	Registrant, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number	State of Incorporation

1-08788	SIERRA PACIFIC RESOURCES P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358	Nevada

2-28348	NEVADA POWER COMPANY 6226 West Sahara Avenue Las Vegas, Nevada 895146 (702) 367-5000	88-0420104	Nevada

0-00508	SIERRA PACIFIC POWER COMPANY P. O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418	Nevada
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
Nevada Power Company
     On June 15, 2007, Nevada Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, announced that it has commenced a tender offer to purchase any and all of the outstanding $227.5 million aggregate principal amount of its 9% General and Refunding Mortgage Notes, Series G, due 2013, subject to the terms and conditions set forth in an Offer to Purchase and a Letter of Transmittal, dated June 15, 2007. A copy of the press release announcing the commencement of the tender offer is attached hereto as Exhibit 99.1.
Sierra Pacific Power Company
     On June 15, 2007, Sierra Pacific Power Company, a wholly-owned subsidiary of Sierra Pacific Resources, announced that it has commenced a tender offer to purchase any and all of the outstanding $320.0 million aggregate principal amount of its 8% General and Refunding Mortgage Bonds, Series A, due 2008, subject to the terms and conditions set forth in an Offer to Purchase and a Letter of Transmittal, dated June 15, 2007. A copy of the press release announcing the commencement of the tender offer is attached hereto as Exhibit 99.1.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits — The following exhibit is filed with this form 8-K.
Ex.99.1 —	Press Release, dated June 15, 2007, issued by Nevada Power Company and Sierra Pacific Power Company regarding the commencement of Nevada Power Company’s and Sierra Pacific Power Company’s tender offers

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: June 15, 2007	By:	/s/ John E. Brown
John E. Brown
Corporate Controller

Nevada Power Company (Registrant)

Date: June 15, 2007	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)

Date: June 15, 2007	By:	/s/ John E. Brown
John E. Brown
Controller